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                                                                    EXHIBIT 99.1

CONTACTS:
FINANCIAL COMMUNITY
Eduardo Hauser
(954) 689-3333

MEDIA
Fernando Figueredo
(954) 689-3200

                 AOL LATIN AMERICA REPORTS RESULTS FOR DECEMBER
                                  QUARTER 2000

          DRIVING CONTINUED MOMENTUM ARE SIGNIFICANT NETWORK EXPANSION,
             LAUNCH OF REGIONAL WEB PORTAL, NEW WIRELESS AGREEMENTS

    COMPANY ANNOUNCES $150 MILLION IN ADDITIONAL CAPITAL FROM AMERICA ONLINE,
                  THE CISNEROS GROUP OF COMPANIES, BANCO ITAU

      MEMBERSHIP NOW SURPASSES 550,000; STRONG START FOR CO-BRANDED SERVICE
                                 WITH BANCO ITAU

FORT LAUDERDALE, FL, FEBRUARY 14, 2001 -- America Online Latin America, Inc. (NASDAQ: AOLA) today announced results for the quarter ended December 31, 2000, with strong subscriber growth, significant network expansion, the launch of its regional Web portal, and key marketing, distribution and content agreements underscoring the Company's ongoing momentum.

AOL Latin America also announced that its principal shareholders, America Online, Inc., a subsidiary of AOL Time Warner Inc.; the Cisneros Group of Companies; and Banco Itau, have agreed to provide $150 million in added capital on terms to be established by the parties. The additional funding reaffirms the shareholders' commitment to the Company's continued growth. It is anticipated that AOL and the Cisneros Group of Companies will invest an aggregate of approximately $130 million in preferred stock and that Banco Itau will invest the remainder in class A common stock.

In addition, AOL Latin America announced today that membership in its services recently surpassed 550,000.

AOL Latin America reported revenues of $7.9 million for the December quarter, up 74% from $4.6 million for the quarter ended September 30, 2000. The Company reported a net loss before dividends on preferred shares of $101.8 million, or $0.35 per share, on a pro-forma fully-diluted basis, compared with a September quarter net loss of $98.1 million, or $0.36 per share, before dividends on a



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pro-forma fully-diluted basis. Because AOL Latin America's first service,
America Online Brazil, launched in November 1999, there are no comparable prior year financials.

Advertising and commerce revenues totaled $2.5 million in the quarter, a 29% increase from $1.9 million in the September quarter. AOL Latin America's roster of mainstream advertising and commerce partners has continued to grow. In addition to the growth of advertisers across AOL Latin America's services, America Online Brazil established significant advertising and commerce relationships with Coca-Cola, Polaroid, DirecTV and Embratel as part of its sponsorship of the Rock in Rio festival.

AOL Latin America's 550,000 membership total includes members of the Company's services in Brazil, Mexico and Argentina. AOL members in San Juan, Puerto Rico, are also included through a recent agreement between AOL Latin America and America Online, Inc. As with the Company's previous subscriber reports, this total includes members participating in the services' initial customer acquisition free trial promotional periods.

At year-end, AOL Latin America membership stood at 449,000, an increase of 135,000 from September 30, 2000. Usage remained strong in the December quarter, with members spending an average of nearly 30 minutes a day online.

BUILDING MOMENTUM

Charles Herington, President and Chief Executive Officer of AOL Latin America, said: "AOL Latin America has demonstrated strong momentum in recent months. With more than half a million members in our key markets of Brazil, Mexico, Argentina and Puerto Rico, we are more focused than ever on continuing to strengthen our product line-up, extend our network, and provide the best possible online experience in the region. The $150 million funding commitment we are announcing today by our three partners -- America Online, the Cisneros Group and Banco Itau -- provides us with additional capital to continue extending the quality and reach of our services, as we move toward our goal of becoming the leading interactive services provider in Latin America."

AOL Latin America has continued to drive growth with the launch and early performance of its co-branded Banco Itau service, the expansion of its network to 139 cities, its sponsorship of the Rock in Rio festival, the launch of its regional Web portal (www.aola.com), and agreements with new content, commerce and advertising partners.

o AOL Latin America and Banco Itau have had a strong initial response to their co-branded, customized America Online Brazil service, which recently launched and is being marketed to Itau's 7 million banking customers. The service provides one-click access to Banco Itau's online banking, a customized welcome screen and finance channel, and the full suite of features and unique services available on America Online Brazil. Banco Itau currently has 1.4 million customers banking online, and is actively promoting the co-branded service as its preferred service for online banking.




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o    The Company more than doubled the number of cities where it offers local dial-up access from 60 at the end of the September quarter to 139 cities today. America Online Brazil has expanded to 64 additional cities and now has a presence in 123 cities in Brazil. America Online Mexico is now available in 9 cities and America Online Argentina is now available in 7 cities. All three services intend to continue expanding their reach.

o America Online Brazil was the primary sponsor of Rock in Rio: For a Better World, the 7-day music festival in January bringing together top local and international artists, including N'SYNC, Sting and R.E.M., with 1.2 million concertgoers. Live celebrity chats and performances via streaming video were carried on America Online Brazil. Additionally, America Online Brazil installation kits and service trials were available at the concert. This initiative reinforced AOL Latin America's commitment to Brazil and provided the Company with extraordinary brand building that targeted a large and important consumer constituency.

o During the quarter, AOL Latin America formed several new advertising, e-commerce and marketing relationships. For Rock in Rio, America Online Brazil formed significant advertising and e-commerce partnerships with leading brands like Coca-Cola, Polaroid, DirecTV and Embratel. America Online Mexico entered into a co-marketing agreement with Visa and a CD distribution agreement with Domino's Pizza. In addition, America Online Argentina became a sponsor of Expedicion Robinson, the Argentine television equivalent of "Survivor," and signed an agreement with Garbarino, a leading Argentine retailer of home appliances and electronics, to pre-install AOL software in certain computers and distribute America Online Argentina CDs.

o AOL Latin America launched its regional Web portal, which provides 20 Latin American countries with access to AOL features and content including news, weather and "Voces Latinas," a joint project of AOL Latin America and TIME Latin America. The regional Web portal introduces users to localized AOL services in Brazil, Mexico and Argentina and offers AOL software downloads to prospective members. Content is available in Spanish and Portuguese in a format designed to introduce visitors to the AOL experience and create a rich Web-based community specifically tailored to the interests of Latin American consumers.

o AOL Latin America entered into wireless distribution agreements with Telesp Celular, the largest cellular operator in Brazil, and Algar Telecom Leste, a cellular carrier based in Rio de Janeiro. Through these agreements, AOL Brazil is offering "AOL Mobile" content and features on Telesp and ATL's wireless Internet services in Brazil. Both agreements advance AOL Latin America's "AOL Anywhere" (sm) strategy by providing consumers in Brazil with another way, beyond the PC, to access and enjoy AOL's unique offerings.

o The Company added a number of new content partners during the quarter including: Revista Submarino, a Brazilian magazine focusing on culture and entertainment; Chabelo.com, the official Web site of one of Mexico's most famous animators; and Tres Puntos, an online Argentine news magazine with investigative stories from some of the country's leading journalists. AOL



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     Latin America now has more than 400 local and regional partners across its services. America Online Brazil now has 100 local content partners, America Online Mexico has more than 115 local partners and America Online Argentina has more than 165 local partners.

AOL Latin America, as previously announced, has changed its financial reporting period to a calendar year from the prior July-June fiscal year. This will also conform with the fiscal year of AOL Time Warner Inc., which reports on a calendar year basis. Results for the six-month period ended December 31, 2000 will be reported to the SEC in a transition report on Form 10-K.

ABOUT AOL LATIN AMERICA

America Online Latin America, Inc. (NASDAQ: AOLA) is the exclusive provider of AOL branded services in Latin America and has quickly become one of the leading Internet and interactive services providers in the region. AOL Latin America launched its first service, America Online Brazil, in November 1999, and began as a joint venture of America Online, Inc., a wholly owned subsidiary of AOL Time Warner Inc. (NYSE: AOL), and the Cisneros Group of Companies. The Company combines the technology, brand name, infrastructure and relationships of AOL, the world's leader in branded interactive services, with the relationships, regional experience and extensive media assets of the Cisneros Group of Companies, one of the leading media groups in the Americas. The Company currently operates services in Brazil, Mexico and Argentina. Banco Itau, a leading Brazilian bank, is also a minority shareholder of AOL Latin America.

THIS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING STATEMENTS REGARDING (I) OUR PLANS TO CONTINUE EXTENDING THE QUALITY AND REACH OF OUR SERVICES AND GROW OUR BUSINESS, AND (II) THE INTENTION OF OUR THREE MAJOR STOCKHOLDERS TO INVEST AN ADDITIONAL $150 MILLION IN THE COMPANY. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES, WHICH ARE DESCRIBED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2000, AND FROM TIME TO TIME IN OTHER REPORTS WE FILE WITH THE SEC, AS WELL AS THE FOLLOWING RISKS AND UNCERTAINTIES: THE IMPACT OUR CONTINUED LOSSES WILL HAVE ON OUR ABILITY TO FINANCE OUR OPERATIONS, OUR LIMITED OPERATING HISTORY, UNCERTAINTY RELATING TO OUR ABILITY TO CONVERT OUR SUBSCRIBERS INTO PAYING SUBSCRIBERS, THE ACTIONS OF OUR COMPETITORS, OUR ABILITY TO PENETRATE OUR MARKETS, AND THE POSSIBILITY THAT WE MAY NOT BE ABLE TO ENTER INTO AN AGREEMENT WITH OUR PRINCIPAL STOCKHOLDERS TO SELL THEM EQUITY SECURITIES ON TERMS ACCEPTABLE TO US, IF AT ALL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS.

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